Exhibit 2

SEDI

2006-03-22, 17:14:04, EST

Insider: De Witt.D	Issuer: Peru Copper Inc.	Security: Common Sha	Holder: Fisherking Holdings

Security designation	Common Shares

Opening balance of securities held	6900000

Filing date	2006-03-22

Date of transaction	2006-03-20

Nature of transaction	54 - Exercise of warrants

Number or value of securities acquired	45000

Unit price or exercise price	2.00	Currency	American Dollar

Closing balance of securities held	6945000

General remarks (if necessary to describe the transaction)

Private remarks to securities regulatory authorities

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SEDI

2006-03-22, 17:12:31, EST

Insider: De Witt.D	Issuer: Peru Copper Inc.	Security: Warrants Common	Holder: Fisherking Holdings

Security designation	Warrants (Common Shares)

Opening balance of securities or contracts held	45000

Filing date	2006-03-22

Date of transaction	2006-03-20

Nature of transaction	54 - Exercise of warrants

Number or value of securities or contracts acquired

Equivalent number or value of underlying securities acquired

Number or value of securities or contracts disposed of	45000

Equivalent number or value of underlying securities disposed of	45000

Unit price or exercise price	2.00	Currency	American Dollar

Conversion or Exercise price	2.00	Currency	American Dollar

Date of expiry or maturity	2006-03-20

Closing balance of securities or contracts held	0

General remarks (if necessary to describe the transaction)

Private remarks to securities regulatory authorities

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